Exhibit 5.1

Yaakov Neeman*
Tuvia Erlich
Meir Linzen
Alan Sacks
Yaacov Brandt
Ehud Sol
Janet Levy Pahima
Amir Seraya
Yael Bar-Shai
Yaacov Sharvit
David Zailer
Mark Phillips
Adam Eytan
Orly Gerbi
Moshe Hardi
Gilad Wekselman
Yossi Ashkenazi
Gil White
Anthony Leibler
Eldad Chamam
Ilanit Landesman Yogev
Limor Hodir
Ory  Nacht
Esther Sternbach
Ariel Flavian
Nati Simchony
Roni Libster
Karen  L. Elburg
Hanan Haviv
Roy Nachimzon
Liat Shaked-Katz
Ruth Dagan
Asher Dovev
Odelia Offer
Sharon Petel

Moria Tam-Harshoshanim
Guy Katz
Daniel Reisner
Nurit Dagan
Yaniv Dinovitch
Nir Raber
Harriet Finn
Ofir Segev
Ran Hai
Haya Ehrman
Tal Dror Schwimmer
Shai Kagan
Chagai Vered
Gilad Majerowicz
Yuval Navot
Irit Roth
Michal Caspi
Shira Margalit -Elbaz
Yehoshua Shohat Gurtler
Shachar Porat
Amir Peres
Yair Geva
Nir Dash
Itzhak Shragay
Tamara Tapoohi Waldman
Hanna Bilavsky
Saar Pauker
Orit Hipsher
Moshe Yaacov
Daniel Lipman Lowbeer
Neil Wilkof
Nimrod Kozlovski
Moran Yemini
Ofer Granot
Ron Ben-Menachem

Dan Sharot
Ronen Hausirer
Gilad Neeman
Ayelet Regavim K.
Ariel Yosefi
Asaf Nahum
Natalie Jacobs
Roi Hayun
Eyal Bar-Zvi
Yariv Ben-Dov
Talya Solomon
Haim Machluf
Yuval Meidar
Aviram Hazak
Itai Sarfaty
Ran Kedem
Ra'anan Sagi
Revital Katz
Tal Hamdi
Neta Dorfman-Raviv
Yuval Zilber
Vladi Borodovsky
Gal Schwartz
Assaf Klein
Hen Tirosh
Racheli Pry-Reichman
Ifat Pagis-Gelman
Yael Chervinsky  Edan
Maayan Hammer-Tzeelon
Adina Shapiro
Tsouriel Picard
Itay Lavi
Eran Wagner
Dana Zur-Neumann
Gal Eschet

Zohar Yahalom
Galia Kleinman
Inbal Altman
Iris Weinberger
Yoni Frider
Lev Zigman
Uriel Mozes
Elad Wieder
Liran Barak
Efrat Tzur
Chen Moyal
Ruth Bergwerk
Iris Achmon
Rotem Virnik
Robert Wiseman
Avital A. Shlomovich
Michal Haberfeld
Orli Gal
Zeev Kallach
Gilad Shay
Chen Luzzatto
Keren Assaf
Limor Shechter Lerner
Noa Landau Bar-Ner
Tamar Bachar
Nir Gal
Nir Farber
Michal Lavi
Adar Ortal
Ohad Elkeslassy
Dana Kashi
Nir Miller
Dikla Nassi
Yotam Blaushild
Boaz Nahshoni

Michal Pereg
Erez Nahum
Maor Roth
Rosie Mordoch-Ron
Rani Hirsh
Roni Cohen Pavon
Ilana Zibenberg
Zara Gold
Pini Duek
Sahar Regev
Jenia Melkhior
Karin Fried
Tal Avigdory
Yehonatan Ohayon
Lital Wolfovitz
Reut Alcalay
Aviv Parienty
Rafael Herbst
Sarit Shainboim
Yael Hauser
Ido Manor
Shiran Shouldiner
Marian Fertleman
Itamar Gur
Yehuda Hommfor
Doron Hindin
Amit Laufer
Talia Blazer
Shani Gertzman
Maayan Clara Padlon
Einat Steiner
Tom Waltner
Eitan Ella
Noa Leon
Natan Rosenwasser

Grigory Danovich
Maya Rozenwax
Yoav Sananes
Alon Abcasis
Natan Wiesenberg
Ilan Eliav
Chen Biton Joseph
Eliran Doyev
Orr Diskin
Roi Lagrisi
Daniel Paz
Sharon Zfoni
Gal Sagi
Sharbel Shama
Ziv Schwartz
Erez Abu
Hofit Cahana
Elad Gershkovich
Mark Goldman
Adam Salkin
Gilad Eshed
Uriya Gehasi
Maayan Menashe
Zecharia Rechtschaffen
Nitzan Schindler
Moran Zochovizky
Harel Elazar
Liran Ben Asuly
Batell Vallentine Blaish
Dana Baranes
Asaf Bar Natan
Elina Shechter
Meitar Victor
Neil Hadad
Shira Peled
Anat Tsur Rachel Rinberg-Shuri

*Founding Partner
February 24, 2017

To: Foamix Pharmaceuticals Ltd. 2 Holzman Street, Weizmann Science Park Rehovot, 7670402 Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel for Foamix Pharmaceuticals Ltd., an Israeli company (the “Company”), in connection with the registration statement on Form F-3 filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), which registers the offer, issuance and sale by the Company, from time to time, of up to $200 million, in the aggregate, of ordinary shares, par value NIS 0.16 per share of the Company (the “Shares”).

This opinion letter is rendered pursuant to Item 9 of Form F-3 promulgated by the SEC and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the draft of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) a copy of the articles of association of the Company, as amended and restated and currently in effect (the “Articles”); (iii) minutes of a meeting of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Shares may be issued (the “Underwriting Agreement”), the Underwriting Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms.  We have further assumed that at the time of the issuance and sale of any of the Shares, the terms of the Shares, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing, we are of the opinion that:

Assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Shares, the terms of the offering thereof and related matters (the “Authorizing Resolutions”), (b) the effectiveness (without termination or rescindment) of the Registration Statement, as finally amended (including any post-effective amendments), under the Securities Act, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Underwriting Agreement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Underwriting Agreement, if any, pursuant to which the Shares may be issued, such Shares will be validly issued, fully paid and non-assessable.

You have informed us that you intend to issue the Shares from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.  We understand that prior to issuing any Shares you will afford us an opportunity to review the Authorizing Resolutions and operative documents pursuant to which such Shares are to be issued (including an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such resolutions and documents.

We have assumed that, at the time of issuance and sale, a sufficient number of Shares are authorized and available for issuance under the Articles as then in effect and that the consideration for the issuance and sale of the Shares is in an amount that is not less than the nominal (par) value of the Shares. We have not independently verified any of the foregoing assumptions.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Herzog Fox & Neeman Herzog Fox & Neeman